As filed with the Securities and Exchange Commission on June 7, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7389	20-1677033
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2220 W. 14th Street
Tempe, AZ 85281
(602) 850-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey W. Lunsford
Chairman and Chief Executive Officer
Limelight Networks, Inc.
2220 W. 14th Street
Tempe, AZ 85281
(602) 850-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Reinstra, Esq. Mario M. Rosati, Esq. Alexander D. Phillips, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☑ 333-141516

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities to be Registered	Offering Price(1)(2)	Registration Fee(3)
Common Stock, $0.001 par value	$27,600,000	$848

(1)	Includes shares of Common Stock subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The Registrant previously registered an aggregate of $231,840,000 worth of Common Stock on a Registration Statement on Form S-1 (File No. 333-141516), as amended, which was declared effective on June 7, 2007 and for which a filing fee of $7,118 was previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-141516) (the “Prior Registration Statement”) filed by Limelight Networks, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 22, 2007, as amended, including the exhibits thereto, and declared effective by the Commission on June 7, 2007, are incorporated herein by reference.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed with this Registration Statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on June 8, 2007); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tempe, Arizona, on the 7th day of June, 2007.

Limelight Networks, Inc.

By:	/s/ Jeffrey W. Lunsford
Jeffrey W. Lunsford
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey W. Lunsford Jeffrey W. Lunsford	President, Chief Executive Officer and Chairman (principal executive officer)	June 7, 2007

/s/ Matthew Hale Matthew Hale	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	June 7, 2007

* Walter D. Amaral Walter D. Amaral	Director	June 7, 2007

* Joseph H. Gleberman Joseph H. Gleberman	Director	June 7, 2007

* Fredric W. Harman Fredric W. Harman	Director	June 7, 2007

* Mark A. Jung Mark A. Jung	Director	June 7, 2007

* Allan M. Kaplan Allan M. Kaplan	Co-Founder and Director	June 7, 2007

* Peter J. Perrone Peter J. Perrone	Director	June 7, 2007

* David C. Peterschmidt David C. Peterschmidt	Director	June 7, 2007

* Nathan F. Raciborski Nathan F. Raciborski	Co-Founder, Chief Technical Officer and Director	June 7, 2007

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Signature	Title	Date

* Gary Valenzuela Gary Valenzuela	Director	June 7, 2007

*By: /s/ Jeffrey W. Lunsford Jeffrey W. Lunsford Attorney-in-fact

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INDEX TO EXHIBITS

Exhibit
Number		Exhibit Title

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1*	Power of Attorney
24	.2*	Power of Attorney of Mark A. Jung
24	.3*	Power of Attorney of Walter D. Amaral

*	Incorporated by reference from the Prior Registration Statement.

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